Exhibit 4.28

AMENDMENT TO PIGGYBACK REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO PIGGYBACK REGISTRATION RIGHTS AGREEMENT (“Amendment”), dated as of July 9, 2008, is made and entered into by and between Focus Enhancements, Inc., a Delaware corporation (the “Company”) and Carl E. Berg (the “Purchaser”).

RECITALS

Whereas, the Company and the Purchaser are parties to that certain Piggyback Registration Rights Agreement, dated as of the 4th day of March 2008 (the “Agreement”).

Whereas, Section 6 of the Agreement authorizes the amendment of the Agreement by a written instrument signed by the Company and the Holders who hold 50% interest of the Warrant Shares as of such date, which as of this date is the Purchaser.

Whereas, the Company and the Purchaser desire to amend the Agreement so that the definition of Registrable Securities is limited to Warrant Shares.

Whereas, capitalized terms used, but not otherwise defined, have the meaning as set forth in the Agreement.

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

1. The definition of the term, Registrable Securities, in Section 1 of the Agreement is hereby replaced in its entirety by the following:

“Registrable Securities means the Warrant Shares purchased upon exercise of the Warrant as set forth in the document to which this Agreement is Exhibit 1.”

2. All other terms of the Agreement shall remain unchanged.

3. The Purchaser hereby represents and warrants to the Company that it is authorized to execute this Amendment.

4. This Amendment may be executed in one or more counterparts and delivered by facsimile transmission or by PDF, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Piggyback Registration Rights Agreement to be executed as of the date set forth above.

FOCUS ENHANCEMENTS, INC.	PURCHASER
By: /s/ Gary Williams	By: /s/ Carl E. Berg
Name: Gary Williams	Carl E. Berg
Title: EVP of Finance & CFO